Exhibit 99.1

925 North Eldridge Parkway

Houston, TX 77079-1175

Media Relations: 281-293-1149

www.conocophillips.com/media

NEWS RELEASE

Oct. 19, 2020

ConocoPhillips to Acquire Concho Resources in All-Stock Transaction

ConocoPhillips and Concho Resources Combination Built Upon Shared Vision to Deliver Superior Returns Through Price Cycles

All-Stock Transaction Valued at $9.7 Billion Honors Proven Financial Framework and is Expected to be Accretive on Consensus Key Financial Metrics

HOUSTON AND MIDLAND – ConocoPhillips (NYSE: COP) and Concho Resources (NYSE: CXO) today announced that they have entered into a definitive agreement to combine companies in an all-stock transaction. Under the terms of the transaction, which has been unanimously approved by the board of directors of each company, each share of Concho Resources (Concho) common stock will be exchanged for a fixed ratio of 1.46 shares of ConocoPhillips common stock, representing a 15 percent premium to closing share prices on October 13. The transaction combines two high-quality industry leaders to create a company with an approximately $60 billion enterprise value that will offer stakeholders a superior investment choice for sustainable performance and returns through cycles. Highlights of the transaction include:

•

Two best-in-class asset portfolios that create a combined resource base of approximately 23 billion barrels of oil equivalent with a less than $40 per barrel WTI cost of supply and an average cost of supply below $30 per barrel WTI.

•	High-quality balance sheet that offers superior sustainability, resilience and flexibility across price cycles.

•	ConocoPhillips and Concho expect to capture $500 million of annual cost and capital savings by 2022.

•	A financial framework that delivers greater than 30 percent of cash from operations via compelling dividends and additional distributions.

•	Elevated commitment to environmental, social and governance excellence with a newly adopted Paris- Aligned Climate Risk strategy, available at www.conocophillips.com.

“The leadership and boards of both companies believe today’s transaction is an affirmation of our commitment to lead a structural change for our vital industry,” said Ryan Lance, ConocoPhillips chairman and chief executive officer. “Concho is a tremendous fit with ConocoPhillips. Together, ConocoPhillips and Concho will have unmatched scale and quality across the important value drivers in our business: an enviable low cost of supply asset base, a strong balance sheet, a disciplined capital allocation approach, ESG excellence and great people. Importantly, the transaction meets our long-stated and clear criteria for mergers and acquisitions because it is completely consistent with our financial and operational framework.”

“Through this combination, we are joining a diversified energy company with even more scale and resources to create shareholder value in today’s markets and beyond,” said Tim Leach, chairman and chief executive officer of Concho Resources. “Thanks to our team, Concho is one of the largest unconventional shale producers in the United States, with a high-quality asset base, a culture of operational excellence, safety and efficiency, and a strong balance sheet. Through consolidation, we will apply our assets, capabilities and superior performance to the business model of the future, creating a better-capitalized company with enhanced capital discipline, more flexibility and an unwavering commitment to sustainability. From our position of strength and in light of market trends, our board of directors and management team evaluated a wide range of options and unanimously

ConocoPhillips to Acquire Concho Resources in All-Stock Transaction

determined that combining with ConocoPhillips is the best path forward for Concho and our shareholders. We look forward to bringing together our complementary operations, teams and cultures to realize the upside potential of this exciting combination.”

Transaction Rationale and Benefits

Today’s transaction brings together two companies with the leadership, assets and a capital allocation approach to generate growing free cash flow, supported by a top-tier investment-grade balance sheet that provides investors with sustainability, resilience and flexibility. The combined company will have competitive advantages across sector fundamentals:

•

Combination creates leading company with scale and relevance: The transaction offers a compelling combination of size, best-in-class assets, financial strength and operating capability. The new ConocoPhillips will be the largest independent oil and gas company, with pro forma production of over 1.5 million barrels of oil equivalent per day (MMBOED).

•

Massive, diversified and low cost of supply resource base provides years of high-value investments: The combined company will hold approximately 23 billion barrels of oil equivalent (BBOE) resources with an average cost of supply of below $30 per barrel WTI. The transaction brings together contiguous and complementary “core-of-the-core” acreage positions across the Delaware and Midland basins to create an unconventional powerhouse that also includes leading positions in the Eagle Ford and Bakken in the Lower 48 and the Montney in Canada. The expanded Permian position provides a strong complement to ConocoPhillips’ other globally diverse, low-capital-intensity legacy positions.

•

Disciplined capital allocation criterion will drive investment decisions: The company’s portfolio will be developed for value and free cash flow. The company will target an average reinvestment level of less than 70 percent of cash from operations to ensure sufficient free cash flow generation to fund compelling returns of capital to shareholders.

•

Significant cost and capital savings will drive uplift in value and sustained cost structure improvement: The companies announced that together they expect to capture $500 million of annual cost and capital savings by 2022. The identified savings will come from lower general and administrative costs and a reduction in ConocoPhillips’ future global new ventures exploration program. This de-emphasis of ConocoPhillips’ organic resource addition program is driven by the addition of Concho’s large, low-cost resource base. Additional supply chain, commercial and drilling and completion capital efficiency savings are not yet included in these cost-reduction estimates.

•

Proven technical and operational expertise will be applied across the combined portfolio to unlock value: Both ConocoPhillips and Concho are already recognized leaders in oil and gas technology and operations. As part of the planned integration, the company will adopt a “best practices” approach that will share learnings and select best practices focused on the North American unconventional portfolio.

•

High-quality balance sheet provides resilience through cycles and supports commitment to sustainable shareholder return of capital: ConocoPhillips will offer a compelling ordinary dividend supplemented by additional distributions as needed to meet its target distribution of greater than 30 percent of cash from operations. The company seeks to maintain a strong investment-grade credit rating across price cycles. On a pro forma basis, the combined company net debt is approximately $12 billion as of June 30, 2020, representing an attractive leverage ratio of 1.3 at 2021 consensus commodity prices.

•

The companies share a track record of and commitment to ESG excellence: The combination creates a platform for leading the sector into the energy transition and a low-carbon future. The combined entity will be the first U.S.-based oil and gas company to adopt a Paris-aligned climate risk strategy to meet an operational (Scope 1 and Scope 2) net-zero emissions ambition by 2050.

Leadership and Governance

Upon closing, Concho’s Chairman and Chief Executive Officer Tim Leach will join ConocoPhillips’ board of directors and executive leadership team as executive vice president and president, Lower 48. This transaction will enhance the company’s competitive position in Midland.

ConocoPhillips to Acquire Concho Resources in All-Stock Transaction

Transaction Details

The transaction is subject to the approval of both ConocoPhillips and Concho stockholders, regulatory clearance and other customary closing conditions. The transaction is expected to close in the first quarter of 2021. In the meantime, an integration planning team consisting of representatives from both companies will be formed to ensure required business processes and programs are implemented seamlessly post-closing. In light of the pending merger, ConocoPhillips has suspended share repurchases until after the transaction closes.

Lance continued, “Opportunities to consolidate quality on the scale of these two companies do not come along often, so we are seizing this moment to create a company to lead the necessary transformation of our vital sector for the benefit for all stakeholders in the future.”

ConocoPhillips will host a conference call today at 8 a.m. Eastern time to discuss this announcement. To listen to the call and view related presentation materials, go to www.conocophillips.com/investor.

Advisors

Goldman Sachs & Co. LLC is serving as exclusive financial advisor to ConocoPhillips, and Wachtell, Lipton, Rosen & Katz is serving as ConocoPhillips’ legal advisor. Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC are acting as financial advisors to Concho. Sullivan & Cromwell LLP is acting as legal advisor to Concho.

Additional Information

Additional information regarding this transaction and accompanying presentation can be found on the ConocoPhillips Investor Relations website and in filings with the Securities and Exchange Commission (the “SEC”). ConocoPhillips has also created a section of its web site to keep its stakeholders apprised of the process. Please review www.conocophillips.com/concho for more information.

-- # # # --

About ConocoPhillips

Headquartered in Houston, Texas, ConocoPhillips had operations and activities in 16 countries, $63 billion of total assets, and approximately 9,700 employees at June 30, 2020. Production excluding Libya averaged 1,130 MBOED for the six months ended June 30, 2020, and proved reserves were 5.3 BBOE as of Dec. 31, 2019. For more information, go to www.conocophillips.com.

Contacts

John C. Roper (media)

281-293-1451

john.c.roper@conocophillips.com

Investor Relations

281-293-5000

investor.relations@conocophillips.com

About Concho Resources

Concho Resources (NYSE: CXO) is one of the largest unconventional shale producers in the Permian Basin, with operations focused on safely and efficiently developing oil and natural gas resources. We are working today to deliver a better tomorrow for our shareholders, people and communities. For more information about Concho, visit www.concho.com.

ConocoPhillips to Acquire Concho Resources in All-Stock Transaction

Contacts

Investor Relations Megan P. Hays

Vice President of Investor Relations & Public Affairs

432-685-2533

Michael Healey

Manager of Investor Relations

432-818-1387

Forward-Looking Statements

This communication relates to a proposed business combination transaction between ConocoPhillips and Concho Resources. Forward- looking statements relate to future events and anticipated results of operations, business strategies, the anticipated benefits of the proposed transaction, the anticipated impact of the proposed transaction on the combined company’s business and future financial and operating results, the expected amount and timing of synergies from the proposed transaction, and the anticipated closing date for the proposed transaction and other aspects of our operations or operating results. Words and phrases such as “anticipate,” “estimate,” “believe,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words can be used to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future performance and involve certain risks, uncertainties, and other factors beyond our control. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results or events to differ materially from those described in these forward-looking statements: the impact of public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets; global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas and the resulting actions in response to such changes, including changes resulting from the imposition or lifting of crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; changes in commodity prices; changes in expected levels of oil and gas reserves or production; operating hazards, drilling risks, unsuccessful exploratory activities; unexpected cost increases or technical difficulties in constructing, maintaining, or modifying company facilities; legislative and regulatory initiatives addressing global climate change or other environmental concerns; investment in and development of competing or alternative energy sources; disruptions or interruptions impacting the transportation for oil and gas production; international monetary conditions and exchange rate fluctuations; changes in international trade relationships, including the imposition of trade restrictions or tariffs on any materials or products (such as aluminum and steel) used in the operation of ConocoPhillips’ business; ConocoPhillips’ ability to collect payments when due under ConocoPhillips’ settlement agreement with PDVSA; ConocoPhillips’ ability to collect payments from the government of Venezuela as ordered by the ICSID; ConocoPhillips’ ability to liquidate the common stock issued to ConocoPhillips by Cenovus Energy Inc. at prices ConocoPhillips deems acceptable, or at all; ConocoPhillips’ ability to complete ConocoPhillips’ other announced dispositions or acquisitions on the timeline currently anticipated, if at all; the possibility that regulatory approvals for ConocoPhillips’ other announced dispositions or acquisitions will not be received on a timely basis, if at all, or that such approvals may require modification to the terms of such announced dispositions, acquisitions or ConocoPhillips’ remaining business; business disruptions during or following ConocoPhillips’ other announced dispositions or acquisitions, including the diversion of management time and attention; the ability to deploy net proceeds from such dispositions in the manner and timeframe ConocoPhillips currently anticipates, if at all; potential liability for remedial actions under existing or future environmental regulations and adverse results in litigation matters, including the potential for litigation related to the proposed transaction; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; general domestic and international economic and political conditions; changes in fiscal regime or tax, environmental and other laws applicable to the combined company’s business; disruptions resulting from extraordinary weather events, civil unrest, war, terrorism or a cyber attack; ConocoPhillips’ ability to successfully integrate Concho’s businesses and technologies; the risk that the expected benefits and synergies of the proposed transaction may not be fully achieved in a timely manner, or at all; the risk that ConocoPhillips or Concho Resources will be unable to retain and hire key personnel; the risk associated with ConocoPhillips’ and Concho’s ability to obtain the approvals of their respective stockholders required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all or the failure of the transaction to close for any other reason or to close on the anticipated terms, including the anticipated tax treatment; the risk that any regulatory approval, consent or authorization that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; uncertainty as to the long-term value of ConocoPhillips’ common stock; and the diversion of management time on transaction-related matters. These risks, as well as other risks related to the proposed transaction, will be included in the registration statement on Form S-4 and joint proxy statement/prospectus that will be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to ConocoPhillips’ and Concho’s respective periodic reports and other filings with the SEC, including the risk factors contained in ConocoPhillips’ and Concho’s most recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain and are made only as of the date hereof. Except as required by law, neither ConocoPhillips nor Concho Resources undertakes or assumes any obligation to update any forward-looking statements, whether as a result of new information or to reflect subsequent events or circumstances or otherwise.

ConocoPhillips to Acquire Concho Resources in All-Stock Transaction

No Offer or Solicitation – This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information about the Merger and Where to Find It – In connection with the proposed transaction, ConocoPhillips intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of ConocoPhillips and Concho Resources and that also constitutes a prospectus of ConocoPhillips. Each of ConocoPhillips and Concho Resources may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document that ConocoPhillips or Concho Resources may file with the SEC. The definitive joint proxy statement/prospectus (if and when available) will be mailed to stockholders of ConocoPhillips and Concho Resources. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and joint proxy statement/prospectus (if and when available) and other documents containing important information about ConocoPhillips, Concho Resources and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by ConocoPhillips will be available free of charge on ConocoPhillips’ website at http://www.conocophillips.com or by contacting ConocoPhillips’ Investor Relations Department by email at investor.relations@conocophillips.com or by phone at 281-293-5000. Copies of the documents filed with the SEC by Concho Resources will be available free of charge on Concho’s website at https://ir.concho.com/investors/.

Participants in the Solicitation – ConocoPhillips, Concho Resources and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of ConocoPhillips, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in ConocoPhillips’ proxy statement for its 2020 Annual Meeting of Stockholders, which was filed with the SEC on March 30, 2020, and ConocoPhillips’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 18, 2020, as well as in Forms 8-K filed by ConocoPhillips with the SEC on May 20, 2020 and September 8, 2020, respectively. Information about the directors and executive officers of Concho Resources, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Concho’s proxy statement for its 2020 Annual Meeting of Stockholders, which was filed with the SEC on March 16, 2020, and Concho’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 19, 2020. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from ConocoPhillips or Concho Resources using the sources indicated above.

Cautionary Note to U.S. Investors – The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves. We may use the term “resource” in this news release that the SEC’s guidelines prohibit us from including in filings with the SEC, and any reserve estimates provided in this news release that are not specifically designated as being estimates of proved reserves may include “potential” reserves and/or other estimated reserves not necessarily calculated in accordance with, or contemplated by, the SEC’s latest reserve reporting guidelines. U.S. investors are urged to consider closely the oil and gas disclosures in our Form 10-K and other reports and filings with the SEC. Copies are available from the SEC and from the ConocoPhillips website.

Non-GAAP Financial Information and Other Terms – This news release contains certain financial measures that are not prepared in accordance with GAAP, including cash from operations (CFO), free cash flow and net debt. CFO is calculated by removing the impact from operating working capital from cash provided by operating activities. Free cash flow is cash provided by operating activities excluding operating working capital in excess of capital expenditures and investments. Net debt is defined as total debt less cash, cash equivalents and short-term investments. This news release also contains the terms transaction value, enterprise value, leverage ratio and cost of supply. Transaction value represents the anticipated shares to be issued at the fixed exchange ratio of 1.46 measured at ConocoPhillips’ closing share price on October 16, 2020. The combined company enterprise value included in this release is calculated based on the sum of net debt as of June 30, 2020 and existing outstanding shares of ConocoPhillips and anticipated shares to be issued assuming the fixed conversion ratio, measured at ConocoPhillips’ closing share price on October 16, 2020. Leverage ratio is calculated by taking net debt divided by cash from operations. Cost of supply is the WTI equivalent price that generates a 10 percent after-tax return on a point-forward and fully burdened basis. Fully burdened includes capital infrastructure, foreign exchange, price-related inflation, G&A and carbon tax (if currently assessed). If no carbon tax exists for the asset, it is not included in this metric. All barrels of resource are discounted at 10 percent.

ConocoPhillips to Acquire Concho Resources in All-Stock Transaction

Table 1: Reconciliation of reported production to total production

In MBOED, Except as Indicated

	2019 FY
	ConocoPhillips	Concho	Pro Forma Combined Company
Total Reported Production	1,348	331	1,679

Adjustments:
Libya	(43)	0	(43)

Total Production excluding Libya	1,305	331	1,636

Closed Dispositions[1]	(114)	(20)	(134)

Total Production	1,191	311	1,502

[1]	Includes ConocoPhillips production from the completed U.K. disposition, various Lower 48 dispositions and Australia-West disposition. Includes Concho New Mexico Shelf disposition.

Table 2: Reconciliation of Debt to Net Debt

In $ Millions, Except as Indicated

	Quarter-Ended 6/30/2020
	ConocoPhillips	Concho	Pro Forma Combined Company
Total Debt	14,998	3,957	18,955

Less:
Cash and cash equivalents	(2,907)	(320)	(3,227)
Short-term investments	(3,985)	0	(3,985)

Net Debt	8,106	3,637	11,743